CASH ACCUMULATION TRUST
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                May 29, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Cash Accumulation Trust
                  File No. 811-4060


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form
N-SAR for the above referenced Fund,
for the six-month period ended March 31, 2003. The enclosed is being filed electronically via the EDGAR System.


                                                Yours truly,


                                       /s/ Jonathan D. Shain
                                           Jonathan D. Shain
                                                   Secretary

Enclosure





         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of May 2003.



	Cash Accumulation Trust



Witness: /s/ Floyd L. Hoelscher	     By: /s/Jonathan D. Shain
Floyd L. Hoelscher	Jonathan D. Shain
	Secretary




T:\CLUSTER 2\N-SARS\CAT\2003\Semi cover-sig.doc